ABILIO DINIZ

CHAIRMAN

PEDRO FARIA

CEO

brf

FEEDING THE WORLD

STRATEGIC VISION

FOOD VISION

TOGETHER

Partners with nature — Nurturing life — Preparing with love

FEEDING THE WORLD

MARKET STRATEGY

GLOBAL BRANDING THROUGH GLOCAL HOUSE OF BRANDS

Sadia | Qualy | Perdigão | Paty | سادیا Sadia | Perdix

KEY CATEGORIES TO BUILD

Value added pork & chicken cuts





Cold Cuts

Cooked & Coated





Prepared meals

On the go





Food Service portfolio

GEOGRAPHIC EXPANSION FOCUS

Europe
Central Europe

Africa
South Gate

Latam
Paraguay, Peru

MENA
Egypt, Turkey

Asia
Southeast Asia

BIG BETS

1. New Businesses
2. China
3. Sadia Halal

SUPPLY FOOTPRINT & MODELS

Expand production platforms & new models

KEY CAPABILITIES

Sustainable Chain | **Innovation** | **People** | **Quality** | **Brand** | **Sales & Logistics**

BRAZIL BRF Day

Rafael Ivanisk & Leonardo Byrro
General Managers Brazil

Today, **less** than

35%

of the global innovation in the food industry comes from the **category leaders...**

Source: McKinsey

...and to accelerate

GROWTH

in Brazil we embraced the challenge and started our

INNOVATION

engine to reach a new level

First let's recap what happened in Brazil in the last 2 years...

OUR SECTOR HAS CHANGED A LOT...

Oversupply in production

Overshoot in costs

New competitive landscape

Change in consumption habits

Downtrade in products / categories

MACRO IN BRAZIL HAS CHANGED A LOT...

Political crisis

Contraction in disposable income

Decrease in consumer confidence

Increase in unemployment

Higher Inflation

AND BRF HAS ALSO CHANGED

LET'S LOOK AT WHAT WE HAVE **DONE DURING THIS PERIOD...**

2014

- Advance in distribution (+40k POS)
- From Channel to Region
- Portfolio optimization Project
- From Supply Push strategy to Market Pull
- Brand/Consumer at the center of our strategy
- People development & Talents
- Return of Perdigão
- One sales team
- New Segmentation Model (GTM)

2016

SOME INITIATIVES WERE ALREADY **ADJUSTED**

Portfolio Optimization

Reduced significant number of SKUs

10 lines **back in Q4**

Opportunity for innovation and new products



Lasanha
Verde à Bolonhesa
Sadia
Lasanha

From Push to Pull

Pull strategy makes sense for modern trade

- **Volumes flat in 1H16 (yoy)**

Traditional trade is a different game... share of stock

- **Volumes down 15% in 1H16 (yoy)**

Supply & demand unbalanced + trade down in consumption profile

- **FIFO[1] loss of R$207M in 1H16 vs R$121M in 1H15**

Adjusting supply/demand and sales execution

1 FIFO (first in first out) –discounts associated with shelf life

SOME OF THEM ARE VERY **PROMISSING**

One Sales Team

- New and larger portfolio
- With the same time at POS (point of sales)

- Proper segmentation
- Improved technology/ tools and training
- Higher productivity and efficiency

Perdigão Return

- Brand equity larger than expected
- Change to One sales team

Salami Perdigão (2016) was completely different

- Different packaging
- Specific channels
- BRF total volumes grew **13.7%** 3Q vs 2Q


salame

AND HERE ARE THE **BIG WINS**

1. SERVICE LEVEL
2. LOYALTY PROGRAM
3. PEOPLE
4. INNOVATION
5. GO TO MARKET

WE ARE IMPROVING THE SERVICE LEVEL to our clients...

Fill rate improving

Top 3 Key Accounts



73%
80%
73%
86%
75%
89%
Jan16 Jul16
Jan16 Jul16
Jan16 Jul16
A
B
C

Stock out reduction

Improve **relationship** with clients

Variable cost reducing

Variable Expenses **-3%** (1H16 vs 1H15)

Fleet Optimization

Improvement of delivery phasing

5% increase in direct sales vs **2015**

System monitoring routes



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APP Deliveries

LOYALTY PROGRAMS

GETTING CLOSER



MAIS
mercado
brf

Small/Medium Regional Supermarket

Launched in **Apr/16**

Loyalty program with adherence to **price policy**

Results: **1,265 clients** above target:

- **31%** of clients achieved goal
- These clients performed **11.6 p.p.** better than the others



Modern Trade
(Top 100 Regionals Key Account)

Launched in **Feb/16**

Relationship program for **top 100** regional retailers

Main Events:

- Olympic Program
- 2H16 Planning Meeting
- Jamie Oliver´s launch exclusive dinner

PEOPLE
WE ENGAGED AND PROMOTED





PAB (Talent Program) "Programa de aceleração Brasil"

91 "PABs" (Sales, Logistics and Finance areas)

21 promoted this year, two of them to sales managers

Engagement

173 Promoted to leadership position this year

89% engagement in 2015 climate research with employees


Qualy
MULTI GRÃOS
Qualy
MULTIGRÃOS
6
Sadia
Salamitos
NOVO!
PRATOS PARA COZINHAR
Jamie Oliver

Over **25 new products** launched in 2016...

Another **75 in the pipeline** for 2017...

Entering new categories... **On the Go**, **Ready to Cook**

New products' average gross margin **17% higher** than average portfolio

AND MOST IMPORTANTLY, WE REIGNITED **INNOVATION IN BRAZIL**

GROWTH AND INNOVATION AGENDA DRIVING THE STRATEGY

CHANNEL

BRANDS

CATEGORIES

SEGMENTATION WAS KEY TO **GO TO MARKET (GTM)**

WHAT IT MEANS…

Increase Service Level "segmentation" of profitable Stores **(Traditional Trade)**

More **time** at POS
Large increase of merchandisers
Focus in **perfect** store execution
Better understanding of **customer profile**

Customized Cost to Serve

Visit frequency **equalization**
Delivery **grid** rationalization
Internal sales force implementation

SEGMENTATION WAS KEY TO **GO TO MARKET (GTM)**

Implementation ended Sep.16 and the results so far...

From 30% to 65% **segmented net revenue**

30% **more merchandisers** in large stores

Extra 48 minutes per visit to **attend profitable customers**

26% reduction in sales rep daily displacement

18% increase in next day deliveries

Rio State had a **7.7%** volume growth since implementation

- Segmented clients: **+10.9%**
- Non segmented clients: +**3.8%**

TECHNOLOGICAL TOOLS

INTELLIGENCE IN A BOX

Sales Process Technology in our hands

FOCUS MIX

OUT OF STOCK

GOLDEN FAMILY

VISIT REVIEW


13:14
SALES
Itens
Fechamento da Visita
Obs. Nota
Clifor
01009445
Razão Social
ANDREA MARQUES DA SILVA..
0219711 LINGUICA TIPO CALAB PERD PCT 4,...
FIFO Y100 V. Unit 9,89 Qtd. 1
DMX: 0,00 %Desc. 10,00 Valor 178,02
0160786 NUGGETS FRANGO COM QUEIJO 300...
FIFO Y100 V. Unit 20,46 Qtd. 1
DMX: 0,00 %Desc. 0,00 Valor 98,21
Total Volume
2
Qtde de Itens
2
Peso Total
22,80
Condição Pag.
0014 DD
Total Desc
19,62
Desc. Ped. Sug.
0,00
Valor Total
276,23
DMX Permit.
2,63
DMX Pratic.
0,00
Cash Margem Pedido
110,49
% Markup Médio
40,00
Data de Entrega
13/09/16
Próxima Visita
26/09/16
segunda-feira
Salvar

Knowledge

Execution

Productivity

Intelligence in a Box

Focus Mix: usual mix history and offering others products for sale by the client cluster: innovation, out of stock and profitability (Golden Family)

GROWTH AND INNOVATION AGENDA DRIVING THE STRATEGY

CHANNEL

BRANDS

CATEGORIES

BRANDS



Dinheiro

As 50 mais valiosas

EVOLUÇÃO DO VALOR DAS MARCAS BRASILEIRAS

POSIÇÃO	MARCA	Valor em US$ milhões		Variação %	Variação na posição
		2015	2016	2016/2015	2016/2015
1	SKOL	8.500	6,743	-20,7%	0
2	BRAHMA	4.185	3.269	-21,9%	2
3	SADIA	2.757	2.010	-27,1%	2
4	BRADESCO	5.202	1.920	-63,1%	-2
5	ITAÚ	4.315	1.875	-56,6%	-2
6	ANTARCTICA	1.859	1.383	-25,6%	0
7	BOHEMIA	1.309	1.153	-11,9%	1
8	NATURA	1.700	826	-51,4%	-1
9	IPIRANGA	1.072	824	-23,1%	1
10	CIELO	941	664	-29,4%	1

Source: Kaantar Vermeer – Isto é Dinheiro

1st MOST VALUABLE FOOD BRAND

in Brazil

The Power of BRF Brands: **Sadia**, **Perdigão** and **Qualy** amongst the 5 most preferred masterbrands in food

	Sadia	Nestlé	Perdigão	Seara	Danone	Qualy
Preference	31	32	12	5	4	4
Top3 Preference	62	60	34	17	28	23
Consideration	92	95	96	95	94	93
Brand Awareness	98	95	96	95	94	93

Sources IPSOS

SADIA AND PERDIGÃO

TWO LARGE EQUITY BRANDS

Occupying **different spaces** in consumers minds

And how to do that?

Positioning them in a different way

Focusing on **distinct occasions**

With **specific portfolios of products**

SADIA BRAND

Transparency

Communication on animal welfare, real food, natural and better ingredients

CERTIFIED HUMANE BRASIL
BEM-ESTAR ANIMAL



Healthier products

Offer products with a better nutritional profile – balance (healthier)


30% Menos sódio


Sadia
Jamie Oliver
Parmesão

Leadership

Intellectual leadership of the category

SABER ALIMENTA




Vamos comer melhor?

PERDIGÃO **BRAND**

DELICIOUS PRODUCTS: affordable quality

Prepared with love: for family gathering moments, friends reunion and having food at the center of special moments

Democratic: for everyone, accessible (100 Price Index)




A mais
vendida
Brasil por
10 anos
OURO



QUALY BRAND

"AN EXTRA 'Q' OF TASTE AND HEALTHINESS THAT WILL SURPRISE YOU"


Qualy
Qmix
WITH AN EXTRA Q OF ENERGY.

Healthy benefit:
Energy Transfer


Qualy
MULTI GRÃOS
COM SAL
Qualy
MULTIGRÃOS



Super ingredients: ingredients origin, characteristics and functional benefits

THE HOUSE OF BRANDS STRATEGY IS AN IMPORTANT LEVER OF IGNITING GROWTH...



Brazil
Northeast
PPC/unit 500G
7
6
5
4
3
2
R$ 6.95
Becel
R$ 4.61
Qualy
Claybom
R$ 3.24
BRF
Doriana
R$ 3.81
Delícia
R$ 4.09
Delícia Supreme
R$ 4.61
Qualy
R$ 5.16
Deline
R$ 3.63
BRF
Primor
R$ 3.44
Delicata
R$ 2.92

Source: Nielsen Retail JJ 2016 | 500g pack
Market Share Value | Total Brand

GROWTH AND INNOVATION AGENDA DRIVING THE STRATEGY

CHANNEL

BRANDS

CATEGORIES

In-natura **"100% natural"**

Easy Bake Chicken with vegetables

Sadia **Easy Bake Oven**, cooked and with vegetables

Chicken Cuts "Na Brasa" Barbecue Line to bring

Perdigão **Assa Fácil range**



Sadia
na Medida!
100% NATURAL
Filezinho (Sassami)
Frango Fácil!
Inteiro
Frango Fácil
Filé de Peito
Frango Fácil
NA PANELA
Frango Fácil
+ Legumes
PERDIGÃO
NaBrasa
TAMANHO FAMÍLIA
Assa Fácil
Coxas
1,2 kg

INNOVATION CAN **PROTECT THE CORE** OF OUR BUSINESS

Innovation securing **LONG TERM** market share and margins...

and promoting **TRADE UP**

INNOVATION CAN
INJECT GROWTH
IN CURRENT CATEGORIES


Parmegiana de Frango
Sadia

NEW READY MEALS LINE

Fact

In 2015, the ready meals market was **R$1bi** in Brazil

BRF is the market leader in the category leader

Objective

Develop the category through an increase of portfolio with different price points

Sadia: focus in convenience and healthiness

Perdigão: focus in family size packs and traditional dishes

Reduce dependency of a single product

MARKET SHARE (Ready Meals*)


68%
73%
2B16
4B16

Source: Niesen Retail
*Ex - lasanha


PRATOS PARA COZINHAR
Jamie Oliver
Sadia
FILÉ CROCANTE COM
Parmesão


Novos
pratos prontos:
praticidade e sabor
tamanho família.
4 Porções

INNOVATION CAN
INJECT GROWTH
IN NEW AVENUES


NOVO!
Sadia
salamitos
mata a fome!
Pepperônico

THE SALAMITOS CASE

Fact

In 2015, the snacks market was **R$6.4bi** in Brazil

Expected CAGR (value) of **8%** until 2019

Highly concentrated market: Pepsico is **63%** of it

Objective

Build a snack platform, bringing Sadia closer to Youngsters

Salamitos, since launch, **selling full capacity.** Investments to increase capacity and launch new flavors

MARKET SHARE (Salami)


4%
0%
1B16
4B16

Source: Niesen Retail


POCKET
Sadia
CHEGOU!
salamitos
100% salame

AND FINALLY, THE

BIG BETS FOR THE FUTURE...

QUALY
A brand that is bigger than its portfolio, brings a lot of new opportunities

Qualy

	MARGARINE	1 SPREADS	2 BASE FOR SPREADS	3 PORTABLES
SIZE OF THE PRIZE	R$ 4.7bi	R$ 3.4bi	R$ 7.3bi	R$ 2.6bi
BRAND IMAGE	Quality Trust Healthiness	Nutrition (milk) Naturality	Lightness Protagonism Healthy energy Anytime	Healthy energy Anytime anywhere
OCCASIONS	Breakfast In home	Beyond breakfast	On the go OOH*	On the go OOH*

HEALTHY ENERGY & ANYTIME ANYWHERE

* Out of home


BRAZIL
IS ALL ABOUT...

SERVICE LEVEL & INNOVATION to GROW

LATAM BRF Day

Jorge Lima

General Manager LATAM

REGION DOMINATED BY **BRANDED, PROCESSED PORTFOLIO AND LOCAL DISTRIBUTION** WITH **ARGENTINA** AS OUR KEY MARKET


Argentina
represents 70% of
Latam sales
Local
sales and
distribution

Revenues Breakdown


70%
13%
5%
3%
9%
Argentina
Chile
Uruguay
Caribbean
Others

Local Sales vs. Sales from Brazil


Local sales
75%
Direct
Export from
Brazil
25%

Processed vs. In-natura


In-natura
32%
Processed
68%

GROWTH AND INNOVATION
LEADING THE PATH

BRANDS

ARGENTINA	2013	2014	2015	2016
Brands	Paty Viena, Paty, Dánica, Sadia	Sadia	Vienissima!, Good Mark, Paty (Re-launch), Sadia	Sadia, Campo Austral, Bocatti, Alimentos Calchaquí
Key categories	Burger Franks Margarines In-natura Poutry & Beef Commemoratives	Vegetables Ham Pork Shoulder	Chicken IQF Bologna	Nuggets Cold Cuts Breaded Frozen French Fries In-natura Pork

KEY CATEGORIES

...AND **DRIVING STRONG MARKET POSITIONING** IN KEY CATEGORIES ...

Argentina

MARKET SHARE	2014 (%)	2016 (%)	Position
Burger	48,9	57,4	#1
Franks	17,2	35,4	#1
Chicken IQF	0	81,2	#1
Cold Cuts	1,1	12,5	#2
Nuggets	0,6	24,5	#2

BRAND PREFERENCES	2014	2016	Variation
Paty	60%	72%	+12 p.p.
Sadia, Calchaqui, Bocatti & Campo Austral	22%	28%	+ 6 p.p.

BRAND AWARENESS	2014	2016
Sadia	84%	85%
Paty Viena & Viensíssima	75%	95%

Advertising
(communication in media)

2014 **Only 3 weeks**

2016 **26 weeks**


PATY
FINITAS

IMPROVING FINANCIAL PERFORMANCE

LATAM EBITDA*
(R$mn)


CAGR +93%
47
90
205
243
2013
2014
2015
1H16 LTM
3,0%
6,6%
9,7%
10,9%
MARGIN

* Excluding Venezuela

ASIA BRF Day

Simon Cheng

General Manager

Mixed stages of market development require **different strategies**


India, Vietnam
Indonesia, Myanmar
China, Thailand
Malaysia, Philippines
Japan, South Korea
Singapore, HK
Food Security
Food Safety
Product Values
Life Values
Food
Kg/Cap*
200
150
100
50
0
% FPP
50%
40%
30%
20%
10%
0
Hong Kong
Food/capita curve
Singapore
S. Korea
Japan
Malaysia
China
Philippines
Thailand
Vietnam
India
Indonesia
FPP adoption curve
0
5
10
15
20
25
30
35
40
45
50
55
60
65
70
75
80
GDP
PPP/
capita

BRF ASIA STRATEGY

Key levers and 2016 performance

Expand
Access & Presence

40%
Growth volume

Add-value
Value-Chain & Mix

25%
Growth in new, richer portfolio

Downstream
Closer to end-clients

23%
Growth of direct sales

Brand
Platforms

49% Awareness in **Singapore**,
95% Weigthed distribution,
62% Market share of Sadia

Our FOCUS

Initiatives	Expand	Add-value	Downstream	Brand
ASEAN Develop New Big Market	Grow Local Presence	Feed to FPP	Presence in a Relevant Market	
CN Structure Presence in China	Increase access Structured presence	Mix, Mix, Mix Semi-Value-added	Evolve Local Sales model	
Develop Local Sales & Food Services	Grow Capacity & Markets	Feed & Ingredients		
MY Implement Malaysia Entry	Grow & Diversify Capacity Continued Supply	Premium Cuts Semi-Value-added Cooked & Coated	Develop Food Services	Leading Consumer Brand

China will continue growing its consumption per capita and will account for **30% of the global growth until 2025**

Meat consumption vs. GDP per capita



Kg of meat / capita 2015
100
90
80
70
60
50
40
30
20
10
0
USA
BRA
RUS
VNM
CHN 2015
CHN 2025
MEX
IDN
IND
0
10.000
20.000
30.000
40.000
50.000
60.000
GDP per capita PPP 2015

Growth in global protein consumption (Mtons)



302,8
38%
38,8
14,7
3%
1,0
3%
1,1
3%
1,2
3%
1,2
3%
1,3
7%
2,9
10%
3,7
30%
11,6
264,0
World 2015
CHN
USA
BRA
MEX
VNM
IND
RUS
IDN
Others
World 2025

Sources: OECD, FAO and IMF



CHINA WILL NOT BE SELF-SUFFICIENT

Already diversifying its supply strategy

Availability	China has only **0.08[1]ha** per capita of arable land vs. **0.37[1]ha** in Brazil
Cost	Not cost competitive (**~14%** higher than Brazil)
Safety	Food scandals lead to higher demand for **control & traceability**
Environment	**Scarcity of fresh water and high level of pollution**
Social	China's urban population is expected to jump from **54%[2]** in 2014 to **76%[2]** in 2050 (**+292M[2]** people living in cities)

Sources: (1) World Bank Open Data;
(2) UN World Urbanization Prospects 2014 revision.

BRF is well positioned not only in terms of cost and safety, but also in terms of **market access and prices**

Short term: Increase access to exports	New plants approval, growing product mix and moving down in the value chain
Medium term: Structured Presence	Study potential partnerships with Chinese companies on dedicated plants
Long term: Local operations	Complement with local operations to tackle all segments of the market

BRF THAILAND

SUCCESSFUL OPERATIONAL & FINANCIAL INTEGRATION WITH RESULTS AHEAD OF EXPECTATIONS

Synergies from **BRF to Thailand**

Synergies already captured
- Farming Expertise
- Industrial Productivity
- Management System

Synergies to be captured
- New markets / clients
- Portfolio
- Local sales

Synergies from **Thailand to BRF**

- **Know-how** in Cooked & Coated
- **Quality** and **Service** focus
- **Make to order**
- **Each step** of the value chain **as a business**
- **Global export** platform

MALAYSIA

Strategic Market with **high chicken consumption**

RELEVANT MARKET

30 million people


Affluent
3.2
Established
4.8
Emerging
14.4
Aspirant
4
Poor
4.8

High Chicken Consumption


per capita (kg)
47
44
36
9
7
Malaysia
Saudi Arabia
Singapore
Thailand
Indonesia

Total Market: USD 1.7 billion

STRATEGIC REGION


China
India
S. Korea
Australia
NZ
Japan
Canada
Chile
Mexico
Peru
USA
Brunei
Malaysia
SG
Vietnam
ASEAN
Cambodia
Laos
Myanmar
Indonesia
Philippines
Thailand
TPP
RCEP

Halal + ASEAN HUB

MENA BRF Day

Patricio Rohner
General Manager

SADIA HALAL HISTORY IN THE MIDDLE EAST BEGAN IN THE 70S

Sadia Halal reach[1]

10 million people

$250 billion GDP

Business model: Access markets through exports

International trade of **basic** products

Focus on cost and **volume**



Mid 70's
First product sold in the Middle East (KSA)

1989
First Sadia TV commercial in the region

1. GCC as of 1970-1980
Source: Gulf Research Center

SADIA HALAL CURRENT STATUS

1 mi tons

USD 2B sales

USD 450M EBITDA (22% margin)

3k employees

Sadia Halal reach[1]

200 milion people

$6 trillion GDP

Business model – Earn the right to win

Local presence and distribution – 50% market share

Focus on brand and value-added products


PERDIX
ساديا
Sadia

Over **$500M** invested in the region:

- **2009** - distribution
- **2014** - distribution
- **2014** - Abu Dhabi factory
- **2015** - distribution
- **2016** - distribution

1. As of 2015; Muslim population and Nominal GDP in USD at PPP of reached countries. Source: EIU

SIGNIFICANT ADDRESSABLE MARKETS UNDER SADIA HALAL

Sadia Halal reach[1]

1.5 bilion people

$25 trilion GDP

Business model – Global Dominant Food player

Leverage presence, brand and distribution

Move across geographies, consolidating markets

Develop local further presence



بردیکس
PERDIX
ساديا
Sadia

1. As of 2015; Muslim population and Nominal GDP in USD at PPP of reached countries
Source: EIU

BUILDING THE

#1

GLOBAL HALAL FOOD PLAYER

ساديا
Sadia

1 **Sadia Halal already a winner**
...with strongest food brand and dominant share in ME

2 **Dedicated, integrated supply chain**
...ensuring food security & safety at unrivaled cost

3 **Sadia Halal is positioned for substantial growth**
...with tangible opportunities in current and new geographies

BUILDING THE

#1 GLOBAL HALAL FOOD PLAYER

1 **Sadia Halal already a winner**
...with strongest food brand and dominant share in ME

2 **Dedicated, integrated supply chain**
...ensuring food security & safety at unrivaled cost

3 **Sadia Halal is positioned for substantial growth**
...with tangible opportunities in current and new geographies

Sadia Halal has the **strongest food brand** in the **Middle East,** top of mind across diversified companies

Brand awareness of top food brands in the Middle East

Share of respondents that named brand 'top-of-mind', or knew the company[1] (%)



Core brand
Awareness
Answer to: Which of these food brands do you know, even if just heard of?
Top of mind
Answer to: Thinking of food brands, which is the first brand that comes to mind?
Mainstream brand
Sadia 99 37
Americana 99 17
Almarai 97 10
Al Islami 78 10
Nestle 95 4
Al Watania 78 3
Goody 50 3
Doux 72 3
Kraft 91 2
Maggi 95 2
Perdix 48 0
Seara 30 0
Sadia Halal
Others

1. Simple average of brand awareness surveys in Saudi Arabia, UAE and Kuwait

Note: Base: KSA 524 / UAE 525 / Kuwait 514. Source: Ipsos

Sadia Halal has **a leading market share** across product categories in key markets


Key Sadia Halal markets - ordered by size
Branded whole chicken
Chicken Parts
Chicken Franks
Chicken Nuggets
Saudi Arabia
UAE
Oman
Qatar
Kuwait
Bahrain
Total across countries[1]
38
49 11 59
33 7 40
52 24 76
67 19 85
43 29 72
42 6 48
53 7 61
36 5 41
39 3 42
60 4 64
83 3 86
37 7 72
54 5 60
28 1 29
47 2 49
45 5 50
48 1 49
72
48 1 49
40 2 42
28
20
30
25
27
23
26

Sadia | Other Sadia Halal brands

Sadia Halal is #1 player in all relevant markets it operates

#1 in each market | #2 in each market

Source: Nielsen

1. Average weighted by volumes from Nielsen
2. As of Mar' 16

Leadership makes Sadia Halal a **price leader**, holding a premium in key markets

Example: Price of Sadia Frozen Branded Whole Chicken vs top competitors in key markets[1] *Mar '16, Sadia=100*



Saudi Arabia
~1Mt
100 104 81 86
Sadia #2 #3 #4
38% 36% 5% 3%
38%
BRF total market share
Qatar
~100kt
100 81 87 86
Sadia Perdix #3 #4
52% 22% 12% 2%
76%
BRF total market share
UAE
~250kt
100 85 96 90
Sadia #2 Perdix #4
49% 14% 10% 7%
59%
BRF total market share
Kuwait
~80kt
100 75 81 93
Sadia Perdix Hilal #4
67% 11% 7% 3%
85%
BRF total market share
Oman
~100kt
100 122 100 100
Sadia #2 #3 Perdix
33% 29% 4% 4%
40%
BRF total market share
Bahrain
~40kt
100 74 74 79
Sadia Perdix #3 Hilal
43% 23% 7% 5%
72%
BRF total market share

1. Excludes producers focused in fresh Poultry - Source: Nielsen

Market size, 2015 (kT, Poultry imports) x% Brand market share

BUILDING THE

#1

GLOBAL HALAL FOOD PLAYER

ساديا
Sadia

1 **Sadia Halal already a winner**
...with strongest food brand and dominant share in ME

2 **Dedicated, integrated supply chain**
...ensuring food security & safety at unrivaled cost

3 **Sadia Halal is positioned for substantial growth**
...with tangible opportunities in current and new geographies

SADIA HALAL'S UNRIVALED **FARM-TO-FORK**

INTEGRATED SUPPLY CHAIN TRANSLATES INTO 3 KEY COMPETITIVE ADVANTAGES

1 Cost & Efficiency

2 Food safety & security

3 Local presence

B R A Z I L

M I D D L E - E A S T


Grain storage


Feed mill


Farms


Incubators


Slaughtering & Processing


Sales, Marketing and Distribution

Source: BRF data

BUILDING THE

#1

GLOBAL HALAL FOOD PLAYER

Sadia

1 **Sadia Halal already a winner**
...with strongest food brand and dominant share in ME

2 **Dedicated, integrated supply chain**
...ensuring food security & safety at unrivaled cost

3 **Sadia Halal is positioned for substantial growth**
...with tangible opportunities in current and new geographies

SADIA HALAL
IS READY TO CAPTURE
SUBSTANTIAL GROWTH
OPPORTUNITIES,
BUILDING ON PREVIOUS SUCCESS STORIES

Macro

1 Tailwinds

Sadia Halal's markets are large and fast growing

Value drivers with proven capabilities

2 Distribution control

Increase reach and enhance POS execution

3 Mix improvement

Increase share of value-added products, including cuts and FPP

4 Local processing

Eventually including upstream capacity

5 Brand building

Transform commodity orientation into branded

Phased growth strategy

6 Market expansion

i. Expand in existing core markets (GCC)

ii. Entry/Expand in immediate priority markets (e.g., Egypt, Turkey, Malaysia)

iii. Long term global expansion (e.g., Indonesia, Pakistan)

1 SADIA HALAL WILL CONTINUE TO **CAPTURE** ITS TARGET POPULATION'S **SUPERIOR GROWTH POTENTIAL**

High population growth

Muslim population and % of total

Bn People



20
22
23
25
26
4.2
4.8
5.3
5.8
6.1
1.1
1.3
1.6
1.9
2.2
'90
'00
'10
'20
'30
CAGR
+10%
Non-Muslims
~2x
+19%
Muslims

+

Increasing income per capita

GDP per Capita, real values

US$ k / year



CAGR
3.3%
Non-Muslims
3.8%
Muslims
13.5
14.4
15.4
16.4
17.5
18.6
10.4
11.3
12.1
12.9
13.9
15.1
2010
2012
2014
2016
2018
2020

Note: US$ @PPP, constant prices of 2005

=

Surging Food & Beverage consumption

Muslim spending in F&B[1]

US$ T



CAGR
12.1
9.1%
7.2
9.5
Non -Muslims
8.4%
5.9
11.9%
1.3
2.5
Muslims
2013
2019E

1. Food & Beverage. Includes meat, Dairy, packaged food, ready meals, etc.
Source: Pew Research Center, EIU, BCG Analysis

2 SADIA HALAL HAS A **HISTORY OF SUCCESS** IN EXPANDING MARKET SHARE THROUGH **DISTRIBUTION**

Established extensive footprint, benchmark in cold chain distribution



TURKEY
SYRIA
IRAQ
EGYPT
SAUDI ARABIA
OMAN
YEMEN
DCs
Plant

35K+ POS

20+ DCs & TSPs

500+ trucks

Deals	Country	
Alyasra QNIE Al Khan Foods Federal foods Al Wafi	Kuwait Qatar Oman UAE Saudi Arabia	Recent investments in distribution ME **~US$400M**

Control over distribution with direct impact on market share improvement

%

Countries	Nominal distribution[1] (2014)	Nominal distribution[1] (2016 increase)	Nominal distribution[1] (total)	Market share[2] 2014	Market share[2] 2016
Kuwait	53	9	62	64	85
Qatar	77	5	82	76	76
UAE	36	20	56	49	59
Arábia Saúdita	23	2	25	30	38
Oman	24	21	45	30	40

■ 2014 □ 2016

1.Percentage of total POS (that sell whole poultry) where BRF brand is present 2. Market share branded whole poultry Sadia Halal
Note. Sadia Halal doesn`t own distribution in Bahrain.
Source: Nielsen data; BCG analysis

4 FOCUSED **LOCAL PROCESSING** IN THE MIDDLE EAST IS A KEY COMPETITIVE ADVANTAGE

Abu-Dhabi Factory

Opened November 2014

Source: BRF

US$160M investment

06 lines of value-added products

0 accidents since opening

70 ktons per year of capacity

07 months ahead of schedule

40% of expansion 4 years ahead of plan, bringing capacity to **100 ktons**

> "One of the Most Outstanding Facilities in Abu Dhabi for the Year 2015"
>
> ADFCA award

State of the art factory



Located inside the Khalifa Port Zone


Dubai
Khalifa Port
Kizad
bu Dhabi

ADFCA Award


شهادة تقدير
مصنع الوافي للمنتجات الغذائية

6 CURRENT FOCUS ON IMPORT MARKETS, **NEXT EXPANSION PHASE** TARGETS LARGE MARKETS THAT REQUIRE LOCAL PRESENCE

BRF prioritized import markets at first

Matured leading **presence**

Access to ~31% of addressable market

Sadia Halal will now move into new growth frontiers

Strengthening presence in current markets

Entering large markets that require **local presence**

Access expanded to ~70% of addressable market

1. Imports estimated based on Sadia Halal exports to Libya

2. Sadia Halal present in Egypt, with opportunity to expand

Source: USDA, FAO, EIU, BRF, BCG Analysis



Poultry imports (%)
0
20
40
60
80
100
Nigeria
Bangladesh
Algeria
Sudan
Tunisia
India
Syria
Iran
Morocco
Pakistan
Indonesia
Malaysia
Egypt²
Turkey
Lebanon
Philippines
Libya¹
Jordan
Yemen
Kuwait
Saudi Arabia
Bahrain
UAE
Qatar
Iraq
Addressable poultry market size (2015 MT)
0
500
1,000
1,500
Sadia Halal dominant
Sadia Halal present
Expansion targets
Other addressable markets
Other addressable markets

BUILDING THE

#1

GLOBAL HALAL FOOD PLAYER

1 **Sadia Halal already a winner**
...with strongest food brand and dominant share in ME

2 **Dedicated, integrated supply chain**
...ensuring food security & safety at unrivaled cost

3 **Sadia Halal is positioned for substantial growth**
...with tangible opportunities in current and new geographies